PRESS RELEASE
FOR ADDITIONAL INFORMATION: Investor Relations Heather Kos +1 844-632-1060 IR@univarsolutions.com Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univarsolutions.com

Univar Solutions Appoints Nicholas W. Alexos Executive Vice President and Chief Financial Officer

Carl J. Lukach named executive vice president of corporate development

DOWNERS GROVE, Ill., — December 16, 2019 — Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions” or “the “Company”), a global chemical and ingredient distributor and provider of value-added services, today announced the appointment of Nicholas W. Alexos as executive vice president and chief financial officer, effective January 6, 2020. Nick will succeed Carl J. Lukach who will transition into the role of executive vice president of corporate development.

“Nick is a seasoned financial executive with extensive and relevant experience from his prior roles at Dentsply Sirona and VWR International,” said David Jukes, president and chief executive officer. “Given his in-depth knowledge and expertise around market and margin expansion in the general industrial and consumer sectors, Nick will be a perfect addition to the Company as we continue to drive profitable growth and shareholder value over the long term.”

Nick joins Univar Solutions after serving as executive vice president, chief financial officer and chief administrative officer at Dentsply Sirona, Inc. where he led key growth strategies and successfully executed portfolio shaping initiatives. Previously he served as a managing director of Madison Dearborn Partners, LLC, where he helped a wide array of portfolio companies achieve growth and margin expansion.

Carl will transition duties to Nick as he begins his new role, while assuming the role of executive vice president of corporate development. In this role, Carl is expected to oversee the Company’s portfolio management activities, as well as generate new growth opportunities. He will also help support various efficiency initiatives related to the Nexeo integration and will continue to report to David Jukes.

“I want to thank Carl for his many contributions as CFO and I look forward to working with he and Nick in their new roles.” said Jukes. “Univar Solutions is well-positioned to take advantage of market opportunities as we continue to streamline, innovate and grow the Company to redefine distribution and be the most valued chemical and ingredient distributor on the planet.”

About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value-added services to customers across a wide range of industries. With the industry’s largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.

Forward-Looking Statements
This press release includes "forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
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